UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report:  February 16, 2010

Date of earliest event reported:  February 16, 2010
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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On February 16, 2010, Pacific Asia Petroleum, Inc. (the "Company") issued a press release announcing the closing of its previously disclosed registered direct offering.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information contained in the attached exhibit is furnished under this Item 7.01 of this Current Report and is furnished to, but for purposes of Section 18 of the Securities Exchange Act of 1934 shall not be deemed filed with, the Securities and Exchange Commission. The information contained in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated therein.

Item 8.01.                       Other Events.

On February 16, 2010, the Company announced that it closed the previously disclosed sale of 5,000,000 shares of its common stock (the "Shares") and issuance of two series of warrants exercisable for an aggregate of 4,000,000 additional Shares in a registered direct offering to certain accredited investors. The Shares were issued pursuant to that certain registration statement on Form S-3 (File No. 333-163869) declared effective by the Securities and Exchange Commission (the "SEC") on February 3, 2010, as supplemented on February 12, 2010.

Item 9.01.         Financial Statements and Exhibits.

        (d)         Exhibits.

Exhibit	Description

99.1	Press Release, dated February 16, 2010

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 16, 2010

Pacific Asia Petroleum, Inc.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

 Index to Exhibit

Exhibit	Description

99.1	Press Release, dated February 16, 2010